Traffix, Inc. Reports Third Quarter 2005 Results
Friday October 14, 8:12 am ET

2005 Third Quarter Net Revenue Rises 60% to $16.4 Million

Operating Income Increases 182%

Board of Directors Declares Dividend of $0.08 Per Share

PEARL RIVER, N.Y.--(BUSINESS WIRE)--Oct. 14, 2005--Traffix, Inc. (NASDAQ: TRFX - News), a premier interactive media company, today reported results for the quarter ended August 31, 2005.

Net revenue for the quarter ended August 31, 2005 increased 60% to $16.4 million from $10.2 million in the comparable quarter of fiscal 2004. On a sequential basis, net revenue declined $238,000, or less than 2%, to $16.4 million, as compared to $16.6 million in the second quarter of fiscal 2005.

Income from operations increased by $1.1 million, or 182%, to $489,000, from a loss of $595,000 in the comparable quarter of fiscal 2004. Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 450% to $1.0 million, from a $292,000 loss before interest, taxes, depreciation and amortization ((L)EBITDA) in the comparable quarter of fiscal 2004.

Net income was $317,000, or $0.02 per diluted share, compared to a net loss of $124,000, or ($0.01) per diluted share, in the comparable quarter of fiscal 2004.

The increases in the Company's net revenues, income from operations, EBITDA, net income and diluted earnings per share on a comparable year-to-year basis, were attributable to organic growth from the Company's existing lines of business, as well as from the contribution of the January 2005 Hot Rocket acquisition.

"We are very satisfied with our financial and operating results for the third quarter, specifically our financial growth when compared to our performance in the comparable quarter of fiscal 2004. As components of our business trend closer to maturity, however, we tend to feel the impact of Internet seasonality to a greater degree, as represented by declines in certain sequential performance criteria," said Jeffrey L. Schwartz, Chairman and Chief Executive Officer of Traffix.

Mr. Schwartz continued, "During the third quarter, we continued to improve our websites and infrastructure without significantly increasing our overhead. Through the continued expansion of our content offerings, and the opening of new media communities, we remain confident in our belief that we are well positioned for future fiscal revenue growth, more of which we anticipate moving to the bottom line. We believe the comparable quarter EBITDA growth demonstrates a strong affirmation of this strategy."

Mr. Schwartz concluded, "We continue to see new opportunities presenting themselves, as we focus on growth and building shareholder value. Our strategy remains clear - continuing to expand our content offerings and modify our site structures to appeal to an ever-expanding slice of the Internet population, while positioning ourselves to take advantage of merging online, offline, and mobile content distribution channels. The Internet advertising market is projected to expand rapidly in the coming years and with our cross section of content and growing media network, we believe we are poised to capitalize on that growth."

The Company reported that the Board of Directors declared a dividend of $.08 per share to shareholders of record as of October 21, 2005, payable on or about November 1, 2005.

About Traffix, Inc:

Traffix, Inc is a premier interactive media company that develops its own content and builds communities tailored to consumers' specific interests and lifestyles. Its full solution marketing services group delivers media, analytics and results to third parties through its three business groups:

•
Traffix Performance Marketing (http://www.traffixinc.com) offers marketers brand and performance based distribution solutions though the Traffix network of entertaining web destinations, via its proprietary ad-serving optimization technology.

•	SendTraffic (http://www.sendtraffic.com) is a performance focused, search engine marketing firm focused on building online presence, optimizing marketing expenditures and retaining customers.

•
Hot Rocket Marketing (http://www.hotrocketinc.com) is an online direct-response media firm servicing advertisers, publishers and agencies by leveraging vast online inventory across sites, networks, search engines and email to drive users to client web properties, generating qualified leads, registrations and sales.

For more information about Traffix, Inc., visit the website at www.traffixinc.com.

This release contains certain forward-looking statements and information relating to Traffix that are based on the beliefs of Traffix's management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events including estimates and projections about Traffix's business based on certain assumptions of Traffix's management, including those described in this Release. These statements are not guarantees of future performance and involve risk and uncertainties that are difficult to predict, including changes in demand for the Company's services and products, changes in technology and the regulatory environment affecting the Company's business, and difficulties encountered in the integration of acquired businesses. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Company does not intend to update these forward-looking statements.

You may register to receive Traffix's future press releases or to download a complete Digital Investor Kit(TM) including press releases, regulatory filings and corporate materials by clicking on the "Digital Investor Kit(TM)" icon at www.kcsa.com.

TRAFFIX, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME(LOSS) FOR THE:

	Three Months Ended		Nine Months Ended
	August 31,		August 31,
	2005	2004	2005	2004

Net revenue	$16,372,442	$10,208,548	$46,258,827	$26,518,697
Cost of sales	10,757,543	6,335,395	29,698,662	15,278,363
Gross profit	5,614,899	3,873,153	16,560,165	11,240,334

Selling expenses	896,697	565,222	2,687,992	1,528,310
General and administrative expenses	4,224,282	3,483,341	11,899,661	9,490,778
Bad Debt expense	4,634	420,041	170,241	307,928
Income (loss) from operations	489,286	(595,451)	1,802,271	(86,682)

Other income (expense):
Interest income and dividends	217,901	137,572	643,238	360,293
Realized gains on marketable securities	–	9,478	574,050	32,148
Realized gain on sale of subsidiary	–	195,000	195,000	589,900
Other non-operating	(2,789)	(1,577)	(9,173)	337,310
Minority interest in income of subsidiary	(125,825)	–	(373,999)	–
Income (loss) before provision (benefit) for income taxes	578,573	(254,978)	2,831,387	1,232,969

Provision (benefit) for income taxes	261,906	(130,657)	1,183,755	339,607
Effective tax rate	45.3%	51.2%	41.8%	27.5%
Net income (loss)	$316,667	$(124,321)	$1,647,632	$893,362

Diluted income (loss) per share:
Net income (loss)	$0.02	$(0.01)	$0.12	$0.06
Weighted average shares outstanding	14,447,285	13,492,677	14,291,794	13,853,740

TRAFFIX, INC. AND SUBSIDIARIES
SUMMARY CONSOLIDATED BALANCE SHEETS

	August 31,	November 30,
Assets	2005	2004
	(UNAUDITED)

Current assets:
Cash and cash equivalents	$9,219,208	$7,553,285
Marketable securities	22,769,230	28,251,348
Accounts receivable, trade, net of allowance for doubtful accounts of $817,395 at August 31, 2005 and $691,229 at November 30, 2004	9,872,077	4,744,220
All other current assets	1,636,839	2,129,165
Total current assets	43,497,354	42,678,018

Total non-current assets	11,673,651	9,280,492
Total assets	$55,171,005	$51,958,510

Liabilities

Total liabilities - current	$10,490,384	$8,119,796

Total liabilities - non-current - (deferred taxes payable)	19,616	316,279
Minority Interest	245,103	–
Total shareholders' equity	44,415,902	43,522,435
Total liabilities and shareholders' equity	$55,171,005	$51,958,510

Working Capital (Current assets less current liabilities)	$33,006,970	$34,558,222
Current Ratio	$4.15	$5.26
Combined Cash and Marketable Securities	$31,988,438	$35,804,633
Common stock issuable and outstanding	14,156,903	13,510,605
Tangible Book Value per share	$2.48	$2.73
Combined Cash and Marketable Securities per share	$2.26	$2.65

Other Unaudited Operations Data for the periods presented:	Three Months Ended
	August 31,
	2005	2004
Income (loss) from operations	$489,286	$(595,451)
Depreciation and amortization	537,626	303,091
E(L)BITDA (a)	$1,026,912	$(292,360)

	Nine Months Ended
	August 31,
	2005	2004
Income (loss) from operations	$1,802,271	$(86,682)
Depreciation and amortization	1,635,796	938,186
EBITDA (a)	$3,438,067	$851,504

(a) E(L)BITDA is net income or (loss) excluding special charges, interest expense, interest and dividend income, net gains (losses) on the sale of marketable securities, realized gains on subsidiary sales, permanent impairment charges to long lived assets, other nonoperating income (expense) and minority interest (income) loss, depreciation, amortization and income taxes.

Contact:
Traffix, Inc.
Daniel Harvey, 845-620-1212 ext. 231
danh@traffixinc.com
or
KCSA
Todd Fromer, 212-682-6300 ext. 215
tfromer@kcsa.com
or
Erika Levy, 212-682-6300 ext. 208
elevy@kcsa.com
http://www.kcsa.com